Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 77K of Form NSAR of Matrix Emerging Growth/Matrix Growth Funds dated February 17, 1998.


/s/Joseph DeCosimo and Company, PLL
Joseph DeCosimo and Company, PLL

Cincinnati, Ohio
February 27, 1998